EXHIBIT 99.1

Legacy Bancorp, Inc. Fourth Quarter and Year End 2005 Earnings and Conference Call February 2, 2006

Legacy Bancorp, Inc. will announce the fourth quarter and year end 2005 earnings on Wednesday, February 1, 2006 and host a conference call on Thursday, February 2, 2006.

Earnings Release

Legacy Bancorp Inc.’s earnings release will be available at approximately 5:00 p.m. (EST) on February 1, 2006 on the Internet at www.legacybanks.com.

Conference Call

Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (EST) on February 2, 2006. J. Williar Dunlaevy, Chairman and CEO, and Stephen M. Conley, Chief Financial Officer, will review the year’s results and take your questions.

Conference Call:	Domestic	877-407-9205	R.S.V.P. is not required.
	International	201-689-8054
	Access Code	Not required

Conference Call Playback

The conference call playback will be available after 6:00 p.m. (EST) on Thursday, February 2, 2006.

Playback (Digital Replay) Dial-In – Toll-Free DIRECT- 877-660-6853

Playback (Digital Replay) Dial-In – International DIRECT - 201-612-7415

Playback Account # *Required for Playback Access - 286

Playback Conference ID # *Required for Playback Access - 189214

Conference Call Playback available until - 2/9/2006

Webcast

The conference call will also be Webcast live on the Internet at www.legacybanks.com and on www.investorcalendar.com. The webcast will be available until May 2, 2006

Please call Legacy Bancorp., Inc. if you have any questions.

J. Williar Dunlaevy	Stephen M. Conley
413-445-3500	413-445-3530

This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.